                                                                     EXHIBIT 4.4

                                 AMENDMENT NO. 1

                           DATED AS OF APRIL 20, 2001

                                       TO

                        $160,000,000 AMENDED AND RESTATED
                  CREDIT AGREEMENT DATED AS OF JANUARY 5, 2001

                                      AMONG

                                TBC CORPORATION,

                           THE BANKS SIGNATORY THERETO

                                       AND

                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
                             AS ADMINISTRATIVE AGENT

                            THE CHASE MANHATTAN BANK
                           AS CO-ADMINISTRATIVE AGENT






                                             PREPARED BY:
                                             ------------
                                             UNDERBERG & KESSLER LLP
                                             COUNSEL TO THE SYNDICATION AGENT
                                             MICHAEL C. DWYER, ESQ.
                                             1800 CHASE SQUARE
                                             ROCHESTER, NEW YORK 14604
                                             TELEPHONE:       (716) 258-2825
                                             FAX:             (716) 258-2821
                                             EMAIL: MDWYER@UNDERBERG-KESSLER.COM

            AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

       AGREEMENT dated as of April 20, 2001 among TBC CORPORATION (the "Borrower"), the Lenders signatory to this Amendment (each a "Lender"), FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Administrative Agent for the Lenders and as the Issuing Bank, and THE CHASE MANHATTAN BANK, as the "Co-Administrative Agent").

                                 R E C I T A L S

       R.1 The parties have entered into an Amended and Restated Credit Agreement, dated as of January 5, 2001 (the "Credit Agreement").

       R.2 Pursuant to Section 6.02 of the Credit Agreement, to Section 3.1 to the Amended and Restated Security Agreement dated as of January 5, 2001 granted by Tire Kingdom, Inc. ("Tire Kingdom") to The Chase Manhattan Bank, as Collateral Agent for the Lenders as defined therein, (the "Tire Kingdom Security Agreement") and to Schedule 3.1 to the Tire Kingdom Security Agreement, Borrower and Tire Kingdom agreed that a Lien granted by Tire Kingdom to Michelin Tire Corporation ("Michelin") would be released. Such agreement was based upon the oral commitment by Michelin to release such Lien and Michelin has refused to do so. The Borrower has requested that the other parties to the Credit Agreement and the Tire Kingdom Security Agreement accommodate the situation created by such refusal by Michelin.

       R.3 The parties wish to amend the Credit Agreement on the terms and conditions set forth below.

       NOW, THEREFORE, the parties agree as follows:

       1. Definitions. Except as otherwise set forth herein, as used in this Amendment, the terms defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.

       2. Amendments. The Credit Agreement is hereby amended as set forth below:

              2.1    Definitions. The following definition is added to Section
1.01 of the Credit Agreement:

                     "Amendment No. 1" shall mean Amendment No. 1 dated as of
              April 20, 2001 to Credit Agreement dated as of January 5, 2001.

              2.2 Definitions - Applicable Percentage. The definition of Applicable Percentage in Section 1.01 is amended to read as follows:

                     "Applicable Percentage" shall mean, with respect to any Lender, at any time, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment at such time. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the principal amount of all Revolving Loans outstanding, giving effect to any assignments.

              2.3 Federal Funds Loans. The second sentence of Section 2.04A(c) shall be amended to read in its entirety as follows:

                     Such ABR Revolving Borrowing shall be in the amount of the aggregate outstanding principal amount of all Revolving Loans and Federal Funds Loans and shall be used to repay all such Loans, but the Borrower shall not be required to repay accrued interest along with the repayment.

              2.4 Letters of Credit - Participations and Reimbursement. Sections 2.05(d) and (e) are amended to remove the references therein to determination of a Lender's Applicable Percentage as of the date of issuance of a Letter of Credit. Such determination shall be made in accordance with the definition of Applicable Percentage contained in Amendment No. 1.

              2.5 Michelin Lien. Section 6.02 shall be amended to add thereto a clause (f), which shall read as follows:

                     (f) a security interest granted by Tire Kingdom, Inc. to Michelin Tire Corporation, as secured party, with respect to all inventory previously and hereafter purchased from Michelin Tire Corporation by Tire Kingdom, Inc., and all proceeds thereof, provided that the amount of Indebtedness secured thereby at no time exceeds $20,000,000.

              2.6 Events of Default. Section (o) of Article VII is amended to read as follows:

                     (o) any Guarantee of the Facility Obligations, or any Security Agreement or the Mortgage shall for any reason cease to be an enforceable obligation of the Borrower or Guarantor, as the case may be, that executed same; or if such party or any other Person should contest the validity of such Guarantee, Security Agreement, or Mortgage or shall seek in any way to have it declared null and void or to have such party's obligation thereunder in any way limited; or if such party shall in any respect not described elsewhere in this Article fail to perform any of its obligations under such Guarantee, Security Agreement or Mortgage, and such failure shall continue unremedied for a period of fifteen days after the earlier to occur of (i) the date Borrower shall have obtained knowledge thereof or (ii) written notice thereof from the Co-Administrative Agent to the Borrower (which notice will be given at the request of any Lender); or

       3. Representations and Warranties. Borrower hereby represents and warrants to the other parties to this Amendment that:

              3.1 Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its shareholders, which has not been obtained; (b) contravene its charter or by-laws, as amended to date; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent that has not been obtained under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower and its Subsidiaries, or (f) cause the Borrower (or any Subsidiary, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

              3.2 Legally Enforceable Agreement. This Amendment and the Credit Agreement as amended hereby are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement might be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

              3.3 No Default. On and as of the date of this Amendment, and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or Event of Default.

              3.4 Representations and Warranties. All representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct as of the date of this Amendment as if fully set forth herein and made on and as of the date of this Amendment.

              3.5 Michelin Lien. The only Lien granted by Borrower or any of its Subsidiaries to Michelin is a Lien granted by Tire Kingdom to Michelin encumbering all inventory previously and hereafter purchased by Tire Kingdom, Inc. from Michelin and all proceeds thereof. Such Lien secures all amounts now or hereafter due from Tire Kingdom, to Michelin.

       4. Effectiveness. This Amendment shall be of no force or effect unless and until the date on which all of the following conditions are met:

              4.1 Counterparts. The Borrower and the Co-Administrative Agent have each received counterparts of this Amendment duly executed by the Borrower and each of the other parties hereto.

              4.2 Guarantors' Consent. The Co-Administrative Agent shall have received a Consent and Acknowledgment executed by each Guarantor, in the form of
Exhibit 4.2 to this Amendment.

              4.3 Tire Kingdom Security Agreement. the Co-Administrative Agent shall have received a Waiver Letter in the form of Exhibit 4.3 to this Amendment (the "Tire Kingdom Waiver"), duly executed by all parties thereto.

       5. Chase's Expenses. Borrower agrees to pay The Chase Manhattan Bank ("Chase") for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for Chase and costs allocated by its internal legal department) incurred by Chase in connection with the negotiation, preparation and execution of this Amendment and other documents executed in connection herewith.

       6. Tire Kingdom Security Agreement. Each of the parties hereto other than the Borrower consents, upon this Amendment becoming effective, to the execution of the Tire Kingdom Waiver by The Chase Manhattan Bank, as Collateral Agent under the Tire Kingdom Security Agreement.

       7. Miscellaneous. Except as expressly provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, except that each reference in the Credit Agreement, and in any of the other Loan Documents, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Credit Agreement or the other Loan Documents, to the "Credit Agreement", "this Agreement", "hereof", "herein" and similar terms referring to the Credit Agreement and other Loan Documents, shall be deemed to refer to the Credit Agreement and the other Loan Documents as amended by this Amendment.

       This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

       The section headings in this Amendment are inserted for convenience only and shall not be a part of this instrument.

       This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

SIGNATURE PAGES TO FOLLOW.

       IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                                          TBC CORPORATION


                                          By   /s/ Thomas W. Garvey
                                            -------------------------------
                                          Name: Thomas W. Garvey
                                          Title: Executive Vice President &
                                                   Chief Financial Officer


                                          FIRST TENNESSEE BANK NATIONAL
                                          ASSOCIATION, individually, as
                                          Administrative Agent, as Swingline
                                          Lender and as Issuing Bank

                                          By   /s/ James H. Moore, Jr.
                                             ------------------------------
                                          Name: James H. Moore, Jr.
                                          Title: Senior Vice President


                                          BANKS:
                                          THE CHASE MANHATTAN BANK, individually
                                          and as Co-Administrative Agent

                                          By        /s/ Bruce Yoder
                                             ------------------------------
                                          Name:  Bruce Yoder
                                          Title: Vice President


                                          BANKS:
                                          FIRST UNION NATIONAL BANK

                                          By:
                                              -----------------------------
                                          Name:
                                          Title:

                                          BANKS:
                                          SUNTRUST BANK, NASHVILLE, N.A.


                                          By:     /s/ Renee D. Drake
                                              ---------------------------
                                          Name:  Renee D. Drake
                                          Title: Director


                                          BANKS:
                                          REGIONS BANK

                                          By:      /s/ Sam Prudhomme
                                               --------------------------
                                          Name:   Sam Prudhomme
                                          Title:  National Division Officer


                                          BANKS:
                                          FLEET CAPITAL CORPORATION

                                          By:      /s/ William P. Dyer IV
                                               --------------------------
                                          Name:  William P. Dyer IV
                                          Title: Vice President


                                          BANKS:
                                          ALLFIRST BANK

                                          By:      /s/ John T. Penny
                                               --------------------------
                                          Name:  John T. Penny
                                          Title: Senior Vice President

                                          BANKS:
                                          FIFTH THIRD BANK


                                          By:      /s/ James E. Simpson
                                               ----------------------------
                                          Name:  James E. Simpson
                                          Title: Vice President


                                          BANKS:
                                          FIRSTAR BANK NA


                                          By:      /s/ Ward C. Wilson
                                               ----------------------------
                                          Name:  Ward C. Wilson
                                          Title: Senior Vice President

                                          By:      /s/ Brian H. Gallagher
                                               ----------------------------
                                          Name:  Brian H. Gallagher
                                          Title: Assistant Vice President


                                          BANKS:
                                          UNION PLANTERS BANK, NA

                                          By:
                                              -----------------------------
                                          Name:
                                          Title:


                                          BANKS:
                                          NATIONAL CITY BANK

                                          By:
                                              -----------------------------
                                          Name:
                                          Title:

                                   EXHIBIT 4.2

                     GUARANTORS' CONSENT AND ACKNOWLEDGMENT



The Chase Manhattan Bank,                                         April 20, 2001
as Co-Administrative Agent for the Lenders, and to each of the Lenders and other parties referred to below
One Chase Square, 9th Floor
Rochester, New York 14643

Ladies and Gentlemen:

       Reference is made to an Amended and Restated Credit Agreement dated as of January 5, 2001 among TBC Corporation, First Tennessee Bank National Association, individually and as Administrative Agent, The Chase Manhattan Bank, individually and as Co-Administrative Agent, and the other parties thereto, as amended by Amendment No. 1 thereto ("Amendment No. 1") dated as of April 20, 2001 (as so amended, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as so defined.

       Each of the undersigned is a Guarantor pursuant to a Guarantee dated as of January 5, 2001 (each a "Guarantee").

       This letter will serve as each of the undersigned's consent to the execution, delivery and performance of Amendment No. 1, as its reaffirmation of its Guarantee and as its agreement that its Guarantee remains in full force and effect in accordance with its terms with respect to the Credit Agreement, as amended by Amendment No. 1.

                                             Big O Development, Inc.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                             Big O Retail Enterprises, Inc.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             Big O Tire of Idaho, Inc.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                             Big O Tires, Inc.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                             Carroll's, Inc.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                             Northern States Tire, Inc.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                             O Advertising, Inc.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             TBC Retail Enterprises, Inc.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                             TBC International Inc.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                             Tire Kingdom, Inc.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                   EXHIBIT 4.3

                           TIRE KINGDOM WAIVER LETTER

                                                                  April 20, 2001


The Chase Manhattan Bank, as Collateral Agent
One Chase Square, 9th Floor
Rochester, New York 14643
Attn: Bruce Yoder

         Re:    Tire Kingdom, Inc. Security Agreement

Ladies and Gentlemen:

         Reference is made to an Amended and Restated Security Agreement dated as of January 5, 2001, granted by Tire Kingdom, Inc., as Debtor, to The Chase Manhattan Bank, as Collateral Agent for all financial institutions who are and may become "Lenders" (as defined in such Security Agreement) and for the Administrative Agent and the Co- Administrative Agent, under the Credit Agreement defined therein and to the Lenders, the Administrative Agent and the Co-Administrative Agent. Such agreement is hereinafter referred to as the "Tire Kingdom Security Agreement" and the terms defined therein are used herein as so defined.

         Under Section 3.1 of the Tire Kingdom Security Agreement, the Debtor represented that it had granted no currently effective security interest in the Collateral to any Person other than to the Secured Party, except as listed in
Schedule 3.1 attached to that agreement. Schedule 3.1 listed several Liens granted by Debtor, each to be released by 1/31/01, including Liens granted (i) to The Valvoline Company, Cisco Systems Capital Corporation and IBM Credit Corporation, each of which was related to lease obligations owed by Debtor to such creditors (the "Lease Liens") and (ii) to Michelin Tire Corporation ("Michelin") as a security interest against all inventory purchased from Michelin by Debtor, and the proceeds thereof (the "Michelin Lien").

         The provision in Schedule 3.1 requiring release of Liens by 1/31/00 was made applicable to the Lease Liens by mistake, and the Borrower and the Debtor hereby request that the Collateral Agent waive that requirement, to the extent that it relates to the Lease Liens.

         The representation set forth in Section 3.1 with respect to the Michelin Lien, and the undertaking to have the Michelin Lien released prior to 1/31/01, were given by Debtor in reliance on oral assurances from Michelin that the release would be forthcoming prior to that date. Michelin has refused to provide the release in accordance with its prior assurance. On the date hereof, the parties to the Amended Credit Agreement have executed Amendment No. 1 thereto pursuant to which Debtor is permitted to have outstanding a Lien to Michelin securing debt not to exceed $20,000,000 at any time and covering inventory sold to the Debtor by Michelin, and the proceeds thereof. Section 4.4 of the Tire Kingdom Security Agreement prohibits the Debtor from granting any Lien with respect to the Collateral to any Person other than the Secured Party, except to the extent permitted in the Amended Credit Agreement. Consequently, by virtue of such Amendment No 1 the Michelin Lien is now a permitted Lien under the Amended Credit Agreement; and the Borrower and the Debtor hereby request that the Collateral Agent waive the requirement that the Debtor obtain the release of the Michelin Lien, as required by Section 3.1 and Schedule 3.1 of the Tire Kingdom Security Agreement.

         Please signify your agreement to the above requested waivers by executing the Waiver set forth after the close hereof.

                                        TBC Corporation

                                        By:
                                            -------------------------------
                                        Name:
                                        Title:


                                        Tire Kingdom, Inc.


                                        By:
                                            -------------------------------
                                        Name:
                                        Title:

                                     WAIVER

         On the basis of the foregoing request, the undersigned Collateral Agent hereby waives, for the term of the Tire Kingdom Security Agreement, (a) the requirement in Schedule 3.1 to the Tire Kingdom Security Agreement that the Lease Liens be released and (b) the requirement in such Schedule 3.1 that Debtor obtain release of the Michelin Lien. Except as specifically provided in this Waiver, the Tire Kingdom Security Agreement shall remain in full force and effect in accordance with its terms.

                                         The Chase Manhattan Bank,
                                         as Collateral Agent


                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:



         The Collateral Agent is authorized to execute the above Waiver.

                                         Prudential Insurance Company of America

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title: